UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 13, 2021, certain subsidiaries of Rush Enterprises, Inc. (collectively, the “Company”) completed the acquisition of certain of the assets of Summit Truck Group, LLC and certain of its subsidiaries and affiliates (collectively, “Summit”) for a purchase price of approximately $205.0 million, excluding the real property associated with the transaction. The Company financed approximately $102.0 million of the purchase price under its floor plan and lease and rental truck financing arrangements and financed the remainder of the purchase price through cash on hand. In addition, the Company purchased certain real estate owned by Summit for a purchase price of approximately $56.0 million with cash on hand.

The following chart sets forth the newly acquired dealerships’ commercial vehicle sales, leasing, rental, parts and service operations by location:

Truck Center Location	Franchise(s)	Truck Sales	Leasing Franchise	Parts and Service	Collision Center	Real Estate
Jonesboro, Arkansas	International, IC Bus, Dennis Eagle	Yes	No	Yes	No	Leased
Lowell, Arkansas	International, IC Bus, Isuzu, Dennis Eagle	Yes	Idealease	Yes	Yes	Owned/Leased
North Little Rock, Arkansas	International, IC Bus, Dennis Eagle, Landoll	Yes	Idealease	Yes	Yes	Owned
Pine Bluff, Arkansas	International, IC Bus, Dennis Eagle	Yes	No	Yes	No	Owned
Russellville, Arkansas	International, IC Bus Dennis Eagle	Yes	No	Yes	No	Owned
Kansas City, Kansas	n/a	No	Idealease	No	No	Owned
Salina, Kansas	International, Dennis Eagle	No	Idealease	Yes	No	Owned
Topeka, Kansas	International, Dennis Eagle	Yes	No	Yes	No	Owned
Wichita, Kansas	International, Dennis Eagle	Yes	Idealease	Yes	No	Owned
Cape Girardeau, Missouri	International, Dennis Eagle	Yes	No	Yes	No	Owned
Joplin, Missouri	International, Dennis Eagle	Yes	Idealease	Yes	Yes	Owned
Kansas City, Missouri	International, Dennis Eagle	Yes	No	Yes	No	Owned
Kansas City, Missouri	n/a	Yes	No	No	No	Leased
Sedalia, Missouri	International, Dennis Eagle	Yes	No	Yes	No	Owned
Springfield, Missouri	International, Isuzu, Dennis Eagle	Yes	Idealease	Yes	No	Owned
St. Joseph, Missouri	International, Dennis Eagle	Yes	No	Yes	No	Owned
West Plains, Missouri	International, Dennis Eagle	Yes	No	Yes	No	Leased
Memphis, Tennessee	International, Isuzu, Dennis Eagle	Yes	No	Yes	Yes	Owned/Leased
Memphis, Tennessee	n/a	No	Idealease	No	No	Owned
Wichita Falls, Texas	n/a	n/a	n/a	n/a	n/a	Owned

With respect to the Wichita Falls, Texas facility, the Company will operate it as a full-service Peterbilt commercial vehicle dealership. As shown above, the Company acquired the majority of the real property associated with the acquired assets and assumed the leases for the real property it did not purchase.

Item 7.01 Regulation FD Disclosure.

On December 14, 2021, the Company issued a press release announcing the completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Rush Enterprises, Inc. press release dated December 14, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: December 14, 2021	By:	/s/ Derrek Weaver
Executive Vice President